EXHIBIT 23.1


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


We have issued our report dated May 22, 1998 (except for Notes A and G, as to which the date is June 2, 1998), accompanying the consolidated financial statements included in the Annual Report of New Retail Concepts, Inc. on Form 10-KSB for the year ended March 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of New Retail Concepts, Inc. on Form S-8 (Registration No. 333-31959).


GRANT THORNTON LLP


New York, New York
June 25, 1998